Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0783182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9555 Maroon Circle, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

CSG Systems International, Inc.

Second Amended and Restated 1996 Employee Stock Purchase Plan

(Full title of the plan)

Joseph T. Ruble, General Counsel, Executive Vice President, and Secretary

CSG Systems International, Inc.

9555 Maroon Circle, Englewood, CO 80112

(Name and address of agent for service)

(303) 796-2850

(Telephone number, including area code, of agent for service)

Copy to:

Howard J. Kaslow

Abrahams Kaslow & Cassman LLP

8712 West Dodge Road, Suite 300

Omaha, NE 68114-3419

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company.)	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	750,000 shares(1)	$12.67(2)	$9,502,500(3)	$1,103.24

(1)	This Form S-8 covers an additional 750,000 shares authorized for issuance under the registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan. 958,043 shares (as adjusted for a 2-for-1 stock split in February 1999) authorized for issuance under such Plan already have been registered pursuant to two previously filed registration statements on Form S-8.
(2)	Solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1993, the maximum offering price per share is based upon the average of the high and low prices of the registrant’s Common Stock on August 26, 2011, on the Nasdaq Stock Market.
(3)	The aggregate offering price is based upon the proposed maximum offering price per share for the shares being registered.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this Form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on August 4, 2004 (Registration No. 333-117928) with respect to the Registrant’s 1996 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 30, 2011.

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Peter E. Kalan
Peter E. Kalan, President and Chief Executive
Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of CSG Systems International, Inc., hereby severally and individually constitute and appoint Peter E. Kalan and Joseph T. Ruble, and each of them individually, as the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm all that said attorneys-in-fact, acting jointly or individually, may lawfully do or cause to be done pursuant to this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Peter E. Kalan Peter E. Kalan	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 30, 2011

/s/ Randy R. Wiese Randy R. Wiese	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2011

/s/ Ronald H. Cooper Ronald H. Cooper	Director	August 30, 2011

/s/ John L.M. Hughes John L.M. Hughes	Director	August 30, 2011

/s/ Edward C. Nafus Edward C. Nafus	Director	August 30, 2011

/s/ Janice I. Obuchowski Janice I. Obuchowski	Director	August 30, 2011

/s/ Donald B. Reed Donald B. Reed	Director	August 30, 2011

/s/ Bernard W. Reznicek Bernard W. Reznicek	Director	August 30, 2011

/s/ Frank V. Sica Frank V. Sica	Director	August 30, 2011

Donald V. Smith	Director

/s/ James A. Unruh James A. Unruh	Director	August 30, 2011

CSG SYSTEMS INTERNATIONAL, INC.

FORM S-8

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Abrahams Kaslow & Cassman LLP

23.1	Consent of KPMG LLP

23.2	Consent of Abrahams Kaslow & Cassman LLP (filed as part of Exhibit 5.1)